LIMITED INDEMNITY AGREEMENT


TO:       FIRST DELTAVISION INC. ("FIRST")

AND TO:   KYOMEDIX CORPORATION ("KYOMEDIX")

AND TO:   THE SHAREHOLDERS OF KYOMEDIX CORPORATION

FROM:     DAVID C. MERRELL ("MERRELL")

RE:       INDEMNITY AGREEMENT and SHARE CANCELLATION


          WHEREAS FIRST desires to purchase from the KYOMEDIX Shareholders and the KYOMEDIX Shareholders desire to sell to FIRST all their shares in the capital of KYOMEDIX ("theKYOMEDIX Shares").

          AND WHEREAS FIRST and the KYOMEDIX Shareholders desire to effect the purchase and sale of the KYOMEDIX Shares pursuant to a share exchange in accordance with the terms and conditions of a Share Exchange Agreement (the "Transaction").

          AND WHEREAS prior to the Transaction (i) FIRST shall have effected a dividend of four shares for one on each outstanding share, with a mandatory exchange of stock certificates required to receive the dividend; and (ii) MERRELL, FIRST 's President, shall have delivered to FIRST for cancellation 186,648 shares of pre-dividend common stock of FIRST.

          NOW THEREFORE in consideration of the execution, delivery and payment of a promissory note in the amount of $250,000 U.S. and the cancellation of MERRELL's shares, MERRELL agrees as follows:

1. To indemnify and hold harmless FIRST, KYOMEDIX and the KYOMEDIX Shareholders (the Indemnified Parties") from and again any and all present or future actions, claims, demands, liabilities, proceedings of any type or nature whatsoever (a "Claim") against, involving or affecting FIRST or encumbering its assets, property or undertaking, whether actual or contingent, that existed at time immediately prior to closing date of the Transaction or arose or became known to the parties within a period of two years following the closing date of such Transaction.

2. If any suit or action is commenced against the Indemnified Parties in connection with any Claim MERRELL shall immediately defend or settle such Claim to the satisfaction of Indemnified Parties, acting reasonably, and provide to the Indemnified Parties such further indemnification or security from any and all Claims as they may reasonably require.

3. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either:

     (a)  personally delivered to such Parties; or

     (b)  sent by facsimile.

     Any notice shall be sent to the intended recipient at its address as follows:

     to MERRELL at:           9005 Cobble Canyon Lane,
                              Sandy, UT, 84093

     to FIRST at:             Mr. Leonard Burningham
                              Hermes Building
                              Suite 205, 455 East 5th South
                              Salt Lake City, Utah  84111-3323
                              Fax: (801)355-7126

     to KYOMEDIX at:          Mr. Randy Katz
                              Bryan Cave LLP
                              18881 Von Karman, Suite 1500
                              Irvine, CA  92612
                              Fax: (949) 223-7100

     or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to have been received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.

4. This indemnity agreement shall cease and expire on the second anniversary of the Closing of the Transaction as defined herein.

5. This indemnity agreement shall be binding on MERRELL and the Indemnified Parties and their respective successors, assigns, heirs or legal representatives, as the case may be.


DATED at Salt Lake City, Utah, this 9th day of April, 2002.


SIGNED, SEALED AND DELIVERED
in the presence of:                )    DAVID C. MERRELL
                                   )
                                   )
/s/ Leonard W. Burningham          )
("Witness")                        )    /s/ David C. Merrell

Leonard W. Burningham, Esq.
455 East 500 South, #205
Salt Lake City, Utah 84111
(Name & Address)